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                                                                    EXHIBIT 10.4


                         SECURITIES CLEARING AGREEMENT

     AGREEMENT, dated as of Jan 28, 1997, between Ameritrade Clearing, Inc., a
                            ------------
Nebraska corporation ("Customer"), and The Bank of New York ("Bank").

     WHEREAS, Customer has requested Bank to act as its clearing agent for the purpose of receiving and delivering securities, either in definitive form, through a securities depository or clearing agency or through the Federal Reserve/Treasury Book-Entry System in furtherance of Customer's business as a broker/dealer of securities; and

     WHEREAS, to induce Bank to act as clearing agent for Customer, Customer is willing to enter into this Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:


                             W I T N E S S E T H :


                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms shall have the meanings set forth below:

     1.   "Account" shall mean the clearing account in the name of Customer.

     2. "Authorized Person" shall mean any officer of Customer and any other person duly authorized by Customer to give Bank Instructions on behalf of Customer, such persons to be designed in a certificate signed by a duly authorized officer of Customer.

     3. "Book-Entry System" shall mean the Federal Reserve/Treasury Book-Entry System for receiving and delivering securities maintained therein, its successors and nominees.

     4. "Bulk Input Instructions" shall mean instructions delivered to Bank by bulk input computer tape or electronic file.

     5. "Business Day" shall mean any day on which Bank and either FRBNY or the relevant, subcustodian or correspondent bank (as necessary for the particular transaction involved) is open for business.

     6. "Computer to Computer Instructions" shall mean instructions delivered to Bank in data format as specified in Bank's computer to computer communication process specifications (as such specifications may be amended from time to time).

     7. "Definitive Securities" shall mean Securities (whether issued and sold in, or outside, the United States) evidenced by physical certificates whose transfer is effected by "street" delivery in the relevant market.

     8. "Depository" shall mean any clearing agency or securities depository in or outside the United States (including but not limited to The Depository Trust Company, Participants Trust Company, Euroclear and Cedel S.A.) authorized under applicable law to act as a clearing agency or securities depository.

     9. "Depository Securities" shall mean Securities other than FRB Securities (whether issued and sold in, or outside, the United States) which are cleared through or held by a clearing agency or securities depository registered with the Securities and Exchange Commission or otherwise authorized pursuant to applicable law to act as a securities depository or clearing agency.

     10. "Desegregation Instructions" shall mean Written Instructions pursuant to which Bank is requested to transfer Securities from a Segregated Account to the Account.

     11. "FRB Securities" shall mean Securities maintained in the Book-Entry System.

     12.  "FRBNY" shall mean the Federal Reserve Bank of New York.

     13. "GSCS" shall mean Government Securities Clearance System for receiving and delivering Securities pursuant to this Agreement.

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     14.  "Instructions" shall mean Bulk Input Instructions, Computer to
Computer Instructions, Oral Instructions, Remote Clearance Instructions or Written Instructions.

     15. "Market Value" shall mean the amount as calculated by Bank as the market value of each Security based on the most recent closing bid price of such Security, plus accrued interest thereon, as made available to Bank usually the next Business Day by a pricing information service which Bank uses generally for pricing Securities.

     16.  "Oral Instructions" shall mean verbal instructions.

     17. "Remote Clearance Instructions" shall mean instructions delivered to Bank by remote terminal located at Customer's premises linked to Bank's securities processing systems.

     18. "Securities" shall mean FRB Securities, Depository Securities and Definitive Securities.

     19. "Segregated Account" shall mean an account or subaccount established and maintained by Bank in the name of Customer pursuant to the provisions of this Agreement.

     20. "Segregation Instructions" shall mean Written Instructions pursuant to which Bank is requested to transfer Securities from the Account to a Segregated Account.

     21. "Written Instructions" shall mean instructions in writing, including facsimile transmissions.

     All references to time in this Agreement (including any Schedule) shall mean the time in effect in New York on the relevant day.



                                   ARTICLE II
                                CLEARING AGENCY


     Section 2.01 Appointment of Clearing Agent Use of Agents. Customer hereby appoints Bank as its clearing agent for the purpose of accepting receipt and making delivery of Securities. Bank hereby accepts such appointment and shall act as Customer's clearing agent for the types of Securities as are mutually agreed from time to time, all of which arrangements shall be subject to the terms hereof. Bank is authorized and directed to use, to the extent possible, the Book-Entry System, any Depository and any banking institution located outside of the United States (whether as subcustodian or correspondent) in connection with its performance hereunder; provided, in the case of any such banking institution, that Bank has acted with reasonable care in selecting such institution.

     Section 2.02 Clearing Account. Bank shall establish and maintain the Account in which it will hold on behalf of Customer Securities and monies incidental to clearing Securities. Bank shall maintain accurate records with respect to each transaction cleared through the Account, and is hereby authorized to make appropriate debit and credit entries of Securities and monies in the Account to effect the execution of each Instruction of Customer for the receipt or delivery of Securities.

     Section 2.03 Delivery and Payment Risk. (a) Customer understands that when Bank is instructed to deliver Definitive or Depository Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Customer assumes all responsibility and liability for all credit risks associated with Bank's delivery of Definitive and Depository Securities pursuant to Instructions of Customer, which responsibility and liability shall continue until final payment in full has been received by Bank.

     (b) Bank may, as a matter of bookkeeping convenience, credit the Account with the proceeds from the sale, redemption or other disposition of Definitive and Depository Securities prior to its actual receipt of final payment therefor and Customer agrees that such bookkeeping credits may also be reflected on its books, and otherwise, as "immediately available" or "same day" funds or by some other characterization. Notwithstanding any such credit or characterization, all such credits shall be conditional upon Bank's actual receipt of final payment and may be reversed by Bank to the extent that final payment is not received. If Bank, in its sole discretion, permits Customer to use funds credited to the Account prior to receipt by Bank of final payment thereof. Customer shall nonetheless continue to bear the risk of, and liability for, Bank's nonreceipt of final payment in full, and to the extent that final payment in full for any Definitive or Depository Securities delivered on any Business Day is not received by Bank by the close of business on such day, Customer shall immediately upon demand reimburse Bank for the amount so used in anticipation of final payment, plus interest thereon from and including the Business Day such final payment should have been received until such amount is repaid in full at a rate per annum equal to (i) prior to demand and for up to twenty-four (24) hours immediately following demand,

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as determined in accordance with Section 3.03(a) hereof, and (ii) beginning twenty-four (24) hours after demand, Bank's prime commercial lending rate as publicly announced by Bank to be in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate. The rights of Bank and the obligations of Customer under this Section 2.63(b) are absolute and unconditional whether or not Bank would be entitled to indemnification pursuant to Section 4.05 hereof.

     (c) For all purposes of this Agreement, payment with respect to a transaction will not be "final" until Bank shall have received immediately available funds which under applicable law or rule are irreversible, which are not subject to any security interest, levy or other encumbrance, and which are specifically applicable, or deemed by Bank to be specifically applicable, to such transaction. A debit by Bank to any other account of Customer maintained by Bank or to an account of any third party to whom or for whose account Securities have been delivered shall not constitute final payment to the extent that such debit creates an overdraft or does not otherwise result in the receipt by Bank of immediately available, irreversible and unencumbered funds.

     Section 2.04 Segregation Accounts: Segregation and Desegregation Instructions (a) Upon Customer's execution and delivery to Bank of such agreements as Bank shall require, Bank shall establish and maintain for and in the name of Customer one or more Segregated Accounts for the purpose of segregating fully paid for Securities of customers of Customer, Securities subject to repurchase agreements, and for other purposes acceptable to Bank. Subject to Bank's rights under Article III, Customer shall be entitled to deliver to Bank a Segregation Instruction to transfer fully paid for Securities and freely available cash balances into a Segregated Account. Each such Segregation Instruction shall set forth (i) the specific issue of each Security including CUSIP number (or other securities identification number acceptable to Bank, if any), (ii) the Segregated Account into which such Security is to be transferred, and (iii) the aggregate number of units of such Security to be so transferred. Customer acknowledges and agrees that its issuance to Bank of a Segregation Instruction and Bank's compliance therewith shall constitute the sole means by which Customer shall identify to Bank any Securities as fully paid for Securities of Customer's customers or Securities subject to repurchase agreements or other purposes acceptable to Bank. Bank will not have, and will not assert any claim or lien against Securities held in a Segregated Account nor will Bank grant any third party, including any Federal Reserve Bank, any interest in such Securities.

     (b) Customer shall be entitled to deliver to Bank a Desegregation Instruction to transfer Securities from a Segregated Account to the Account. Each Desegregation Instruction shall set forth (i) the specific issue of each Security including CUSIP number (or other securities identification number acceptable to Bank, if any), (ii) an instruction to transfer each such Security to the Account, and (iii) the aggregate number of units of such Security to be so transferred. Customer's delivery of a Desegregation Instruction shall constitute a representation and warranty by Customer to and for the benefit of Bank that Customer is authorized to issue such Desegregation Instruction and by so doing to transfer and pledge to Bank the full value of any and all such Securities. Customer acknowledges and agrees that upon delivery of Securities to the Account pursuant to a Desegregation Instruction, any and all claims to such Securities by any third party, including without limitation, claims of or by customers or counterparties of Customer, are discharged, extinguished, released and terminated.

     (c) On any Business Day that Bank receives Segregation and/or Desegregation Instructions from Customer, Bank shall issue to Customer an electronic notification of each Security held in the appropriate Segregated Account as of the close of such Business Day. Customer shall notify Bank within twenty-four (24) hours of any material discrepancy between any electronic notification issued by Bank to Customer hereunder and Customer's record of Segregated Account positions.

     (d) Nothing in this Agreement shall create or give rise to, or be interpreted or construed as creating or giving rise to, any contractual, bailment, agency, fiduciary, or relationship of any nature whatsoever between Bank and any non-party to this Agreement, including without limitation, customers or counterparties of Customer.

     Section 2.05 Clearance Instructions. As mutually agreed, Customer shall give Bank Instructions to direct it to receive, deliver or transfer Securities. It is Customer's obligation and responsibility to deliver all such Instructions in accordance with the procedures, practices and operational guidelines prescribed by Bank from time to time as to information required, manner of delivery, timeliness of delivery and otherwise.

     Section 2.06 Effectiveness of Instructions. Bank shall conclusively presume that all Instructions (other than Oral and Written Instructions) received by it hereunder have been duly authorized and delivered and is hereby irrevocably authorized and directed to act in accordance therewith. Bank shall be entitled to rely upon any Oral Instructions or Written Instructions received by it and believed to have been given by an Authorized Person. Customer agrees to forward to Bank Written Instructions confirming Oral Instructions by the close of the same Business Day that such Oral Instructions are given to Bank. Customer agrees that the fact that such confirming Written Instructions are not received or that contrary instructions are received by Bank shall in no way affect the validity or enforceability of transactions authorized by Customer. Bank shall not be liable for failures to execute, or "DKs", due to incorrect incomplete, conflicting or untimely Instructions or any other failure by Customer to comply with the requirements prescribed by Bank from time to time.

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     Section 2.07  Settlements. (a) Transactions in FRB Securities and
Depository Securities will settle in accordance with the rules, procedures and policies of the Book-Entry System or applicable Depository. Transactions in Definitive Securities shall be settled in accordance with accepted industry practices and the standard settlement time frames for trades in the particular Definitive Securities in the relevant markets. All Definitive Securities cleared through Bank must be in good deliverable form.

     (b) In order for Bank to complete same-day settlements, Bank must receive Instructions in accordance with the time frames established by Bank as set forth in Schedule I. Except as expressly provided in Schedule I, Bank shall have no obligation to perform same-day settlements.

     Section 2.08 Same-Day Turnaround Guarantee. (a) Whenever Bank has been given proper and timely Instructions both to accept delivery of the types of Securities identified on Schedule II and to make delivery of those same Securities, both transactions to settle on the same Business Day, Bank guarantees to tender for delivery such Securities on such Business Day, subject to the following provisions and the conditions set forth on Schedule II.

     (b) In the event Bank fails to complete a same-day turnaround transaction on any Security after receiving proper and timely Instructions as provided hereunder, Bank's sole liability to Customer shall be to make an interest free overnight loan to Customer if as a result of such failure it is necessary for Customer to finance overnight such Security. For all purposes other than the overnight rate of interest, such loan shall be subject to the provisions of
Article III. Bank shall incur no other liability to Customer nor to any non-party to this Agreement as a result of its failure to complete a guaranteed same-day turnaround.

     (c) Except as expressly provided in Schedule II, Bank shall not be liable for its failure to complete a same-day turnaround.

     Section 2.09 Foreign Currency. (a) For the purpose of receiving non-U.S. Securities, Customer shall provide Bank or its correspondent with sufficient immediately available funds for all transactions by such time and date as local conditions (i.e., country of settlement) dictate. As used herein, "sufficient immediately available funds" shall mean either (i) sufficient United States currency to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to cover scheduled purchases. Bank shall provide Customer with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Bank from its agents and Depositories. Such funds shall be in United States dollars or such other currency as Customer may specify to Bank.

     (b) Bank is authorized and hereby agrees to effect currency exchange transactions in connection with transactions in non-U.S. Securities, or as otherwise may be requested by Customer and agreed to by Bank through customary banking channels, including with Bank or an affiliate of Bank acting as principal. All expenses and risks incident to such currency exchange transactions shall be assumed by Customer, including but not limited to fluctuations in currency exchange rates.

     Section 2.10 Fees. For its services hereunder, Customer agrees to pay Bank the fees and charges set forth on a Fee Schedule delivered to Customer. Such fees or charges may be amended or supplemented by Bank from time to time upon thirty days prior written notice to Customer. Bank is hereby authorized to deduct the fees and charges payable hereunder from the cash balances in the Account. Bank shall generally debit the Account in arrears on the fifteenth day (or next succeeding Business Day) of each month for fees incurred during the prior month, although Bank reserves the right to debit the Account or to demand payment simultaneously with clearing any Securities.

     Section 2.11 Third Party Claims. In the event a claim is made against Bank for interest, penalty or any other amount in accordance with the rules or regulations of FRBNY, any Depository or any regulatory authority on account of any action or inaction by Customer and Bank determines such claim is justified under applicable laws, rules or regulations, Bank shall promptly inform Customer of such claim. In the event Customer does not settle the claim or pay Bank such amount within two Business Days after notification of the claim, Bank is authorized to debit the Account in the amount of such claim.

     Section 2.12 Customer Training: Equipment. (a) Any computer or other remote terminal utilized by Customer in connection with this Agreement shall be provided at Customer's expense and must be fully comparable with GSCs. Customer assumes all responsibility for maintenance of such terminal and assumes all liability resulting from any interruption of its ability to deliver Computer to Computer or Remove Clearance Instructions due to any problem associated with the terminal not caused by GSCS.

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     (b)  If Bulk Input Instructions are to be delivered by bulk input computer tape, it must be on computer tape fully compatible with GSCS. Two separately run original tapes, not merely duplicate tapes, must be delivered to Bank. Bank will promptly advise an Authorized Person if for any reason Bank is unable to input such Bulk Input Instructions into GSCS.


                                  ARTICLE III
                             FINANCING ARRANGEMENTS

     Section 3.01 Fail Financing. Subject to the terms of this Agreement, Bank hereby agrees to make loans to Customer for the purpose of financing failed deliveries of Securities (each, a "Fail Financing Loan"). Each Fail Financing Loan shall be in a principal amount not to exceed the Market Value of the Securities financed thereby and shall be due and payable by 10:00 a.m. on the next Business Day after the making thereof. In the event that Bank shall have extended credit to Customer in receiving Securities on its behalf in an amount greater than the Market Value of the Securities financed hereunder, Customer agrees as a condition to obtaining such Fail Financing Loan to promptly pay Bank an amount equal to the difference between the credit so extended and the Market Value of such Securities or provide Bank with additional collateral acceptable to Bank. For purposes of this Section 3.01, "DKs" shall not be deemed to be failed deliveries, and the financing of "DKs" shall be governed by the provisions of Section 3.02 below. Notwithstanding any of the foregoing, Bank reserves the right, upon notice to Customer, not to make Fail Financing Loans secured by certain types of Securities.

     Section 3.02 Position Financing. With the prior agreement of Bank to provide a credit facility to Customer, Bank may make loans to Customer to finance its position in Securities (each, a "Position Financing Loan"). Each Position Financing Loan shall be in a principal amount not to exceed the Collateral Value thereof (as defined below), and shall be due and payable by 10:00 a.m. on the next Business Day after the making thereof. Customer shall conduct its business in such a way that the aggregate principal amount outstanding of all Position Financing Loans shall not exceed the amount set forth on Schedule III. Although Bank may in its sole discretion make Position Financing Loans from time to time exceeding such aggregate principal amount as an accommodation to Customer, Customer shall in no event rely upon Bank to do so. In the event the principal amount of a Position Financing Loan exceeds the Collateral Value thereof. Customer agrees as a condition to obtaining such Position Financing Loan to promptly pay Bank an amount equal to the difference between such Position Financing Loan and the Collateral Value thereof or provide Bank with additional collateral acceptable to Bank. Schedule III may be amended or supplemented by Bank from time to time in its sole discretion by delivery to Customer of a revised Schedule III, and any such amendment or supplement shall be effective upon receipt by Customer, unless otherwise stated therein. For purposes hereof, the "Collateral Value" of a Position Financing Loan shall mean the Market Value of the Securities financed thereby minus the applicable Margin Percent of the Market Value thereof (as set forth on Schedule III).

     Section 3.03  Interest. Customer agrees to pay Bank interest as follows:

     (a) Rate Determination. Fail Financing Loans, Position Financing Loans and any other loans or extensions of credit arising hereunder or in connection with clearing Securities (collectively, "Loans") shall bear interest at the rate set by Bank in light of money market conditions, availability of funds and amount required, such rate to be made available to Customer on request. If Bank makes Position Financing Loans available to Customer, Fail Financing Loans shall generally bear interest at the same rate, although Bank reserves the right to set a different rate in light of money market conditions and availability of funds as it deems necessary.

     (b) Payment of Interest. Customer agrees to pay Bank interest monthly in arrears, which amount Bank is authorized to debit from the cash balances in the Account; however, Bank reserves the right to charge interest daily in arrears.

     Section 3.04 Collateral Security. As security for the repayment of Loans and for the payment of interest thereon and all other amounts due under this Agreement, Customer hereby grants Bank a security interest in any and all Securities which may now or hereafter be held in the Account and in any and all cash balances now or hereafter deposited in the Account (collectively, the "Collateral"). Bank shall be entitled to its rights as a pledgee under common law and as a secured party under Articles 8 and 9 of the New York Uniform Commercial Code and any and all other applicable laws and/or regulations as then in effect with respect to the Collateral. Notwithstanding the interest of any other party in the Collateral, whether arising from transactions with Customer in Securities or from any other circumstances, Bank shall have a first and prior lien on the Collateral. Customer hereby grants Bank the right to foreclose upon the Collateral and to liquidate the Collateral upon the occurrence of an Event of Default (as defined in Article IV). Upon receipt from Customer of instructions to deliver any Security to any subaccount or other account maintained by Bank on behalf of Customer or to any third party, Bank shall be entitled to hold such Security in the Account and subject to the security interest in favor of Bank until Bank determines it has no loans, overdrafts or losses on its books for Customer or until Bank has received satisfactory collateral for all such loans, overdrafts or losses and until all money payments are final and irreversible.

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     Section 3.05  General Loan and Security Agreement. To further assure Bank of its rights to the Collateral under this Article III and secure repayment of Customer's obligations to Bank hereunder, Customer agrees to execute and deliver to Bank a General Loan and Security Agreement substantially in the form of Exhibit A attached hereto (the "Security Agreement").


                                   ARTICLE IV
                               GENERAL CONDITIONS

     Section 4.01 Representations and Warranties. Customer hereby represents and warrants to Bank, which representations and warranties shall be deemed to be continuing and to be reaffirmed upon the delivery to Bank of any Instructions under Article II:

     (a) Organization. Customer is duly organized and existing under the laws of the jurisdiction of its organization, with full power and authority to carry on its business as now conducted, to enter into this Agreement and the Security Agreement and to perform its obligations hereunder and thereunder;

     (b) Binding Obligations. This Agreement and the Security Agreement have been duly authorized, executed and delivered by Customer in accordance with all requisite corporate action and constitute valid and legally binding obligations of Customer, enforceable in accordance with their respective terms;

     (c) Compliance with Laws. Customer is conducting its business in compliance with all applicable laws and regulations, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as currently conducted; there is no statute, regulation, rule, order or judgment binding on Customer and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on Customer or affecting its property which would prohibit the execution or performance by Customer of this Agreement or the Security Agreement;

     (d) Security Interest. Customer owns the Securities in the Account free and clear of all liens, claims, security interests and encumbrances (except those granted herein) or, if the Securities in the Account are owned beneficially by others, Customer has the right to pledge such Securities to the extent financed by Bank hereunder, free of any right of redemption or prior claim by the beneficial owner; Bank's security interest in the Collateral shall be a first lien and security interest subject to no setoffs, counterclaims or other liens prior to or on a parity with it in favor of any other party (other than specific liens granted preferred status by statute) and Customer shall take any and all additional steps which Bank requires to assure itself of such priority and status, including notifying third parties or obtaining their consent to, Bank's security interest, no Securities in the Account are "securities carried for the account of any customer" within the meaning of Rules 8c-1 or 15c2-1 of the Securities Exchange Act of 1934, as amended;

     (e) Conduct of Business. Customer is conducting its business in a prudent manner and has established and presently maintains audit and compliance policies and procedures reasonably designed to prevent Customer from incurring unreasonable or unwarranted risks or speculative exposures in light of its capital base; and

     (f) Financial Position. The annual and interim balance sheets and income statements of Customer ("Financial Statements") heretofore delivered to Bank, which are the most recent available, are true and correct, fairly present the financial position of Customer as of their dates and have been prepared in accordance with generally accepted accounting principles consistently applied; there has been no material adverse change in the financial position or business operations of Customer since the date of the most recent audited Financial Statements.

     Section 4.02  Covenants. Customer covenants with Bank as follows:

     (a) Delivery of Financial Statements. Customer shall deliver to Bank promptly as they become available the annual, audited Financial Statements of Customer, unaudited interim Financial Statements on a quarterly basis, and any other financial statements which Bank shall reasonably request;

     (b) Material Adverse Change. Customer shall notify Bank promptly of any material adverse change in its position, financial or otherwise, since the date of the most recent audited Financial Statements;

     (c) Inspection. Customer shall allow Bank from time to time to visit its offices, inspect its books and records and discuss Customer's business with tis management and officers, all at reasonable times and with prior notice.

     (d) No Actions in Violation of Law. Customer shall not use the services provided by Bank hereunder in any manner that is in violation of or will result in the violation of any law, rule or regulation (including but not limited to, those of any self-regulatory organization) applicable to Customer or Bank;

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     (e)  Customer Confirmations. Customer shall not issue any confirmation to any third party with respect to any Security held by Bank in connection with this Agreement unless and until such Security has been transferred to a Segregated Account in accordance with this Agreement; and

     (f) Federal Reserve Form U-1. Upon Bank's request from time to time, Customer shall execute and deliver a properly completed Federal Reserve Form U-1 (i.e., Statement of Purpose for an Extension of Credit Secured by Margin Stock) to Bank.

     Section 4.03 Events of Default. Bank shall have the right to terminate this Agreement, to demand repayment of any Loans and other amounts owing hereunder and to liquidate any Collateral upon the occurrence of any of the following events (each, an "Event of Default");

     (i) The filing of any petition with respect to Customer under Bankruptcy Code, as amended, or the Securities Investor Protection Act, as amended, or any other similar statute for the liquidation or reorganization of Customer;

     (ii) The appointment of a receiver, trustee or custodian for Customer or the property of Customer;

     (iii) The failure to pay, when due and payable, the principal amount of any Loan or the failure to pay, when due and payable, any additional amount owing under Sections 3.01 or 3.02;

     (iv) The failure to pay within one (1) business day after the same shall become due and payable the interest on any Loan or any other amount owing hereunder;

     (v) The failure to comply with any other provision of this Agreement, which failure shall continue for thirty (30) days; or

     (vi) Any default under the Security Agreement which shall continue uncured beyond any applicable grace period.

     Section 4.04 Effectiveness of Agreement. This Agreement shall become effective upon the delivery to Bank of the following in form satisfactory to
Bank:

     (a) Agreements. Duly executed originals of this Agreement and the Security Agreement, together with such officer's certificates and opinions of counsel as to corporate action and the manners set forth in Section 4.01 as Bank shall request;

     (b) Financial Statements. The most recent audited and interim unaudited Financial Statements of Customer; and

     (c) Certificate of Authorized Persons. Certificate, executed by the chief executive officer, chief financial officer or other officer of Customer acceptable to Bank, identifying the Authorized Persons who may give Bank Instructions hereunder.

     Section 4.05 Standard of Care: Indemnification. (a) It is expressly understood and agreed that in exercising its rights and performing its obligations hereunder, Bank owes no fiduciary duty to Customer. Bank shall not be liable for any costs, expenses, damages, liabilities or claims, including attorney's and accountant's fees (collectively, "Losses") incurred by Customer, except those Losses arising out of the gross negligence or willful misconduct of Bank. Bank shall not be liable for any Losses sustained or incurred by reason of any action or inaction by FRBNY, any Depository, subcustodian, correspondent or any of their respective successors or nominees; it being understood that with respect to any such Losses, Bank shall take appropriate action to recover such Losses from such third parties, and Bank's sole responsibility and liability to Customer shall be limited to amounts so received from such third parties (exclusive of costs and expenses incurred by Bank). In no event will Bank be liable to Customer or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

     (b) Customer agrees to indemnify Bank and hold it harmless against any and all Losses, sustained or incurred by, or which may be asserted against, Bank as a result of its operating hereunder, including reasonable fees and expenses of counsel incurred by Bank in a successful defense of claims by Customer, excepting only those Losses arising from Bank's gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Customer, its successors and assigns, notwithstanding the termination of this Agreement or Bank ceasing to clear Securities hereunder. Upon written demand from Bank, Customer agrees to pay promptly amounts owing under this indemnity free and clear of any right of offset, counterclaim or other deduction asserted by Customer.

Bank's determination of amounts owing hereunder shall be binding. Customer shall be entitled to an accounting for any amounts owing hereunder, but this shall not affect Customer's obligation to pay such amounts promptly on demand.

     Section 4.06 Limitation of Liability. Without limiting the generality of the foregoing, Bank shall be under no duty or obligation to inquire into, and shall not be liable for, the validity of any Securities received, delivered or held by it hereunder, the legality of their purchase or sale, or the propriety of the amount paid or received upon purchase or sale.

     Section 4.07 No Obligation to Extend Credit. Notwithstanding the fact that Bank from time to time, and whether or not as a regular pattern, makes Loans to Customer or makes funds available to Customer in anticipation of final payment for Securities delivered, Bank may at any time decline to continue or re-extend any such Loan or credit, or any other credit, if Bank in its sole discretion deems any of such obligations to be insecure, or the risk of non-payment or non-performance by Customer to be increased.

     Section 4.08 Force Majeure. Bank shall not be liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act of God; earthquake; fire; flood; war; civil or military disturbance; sabotage; epidemic; riot; interruption or suspension of any communication or wire facilities or services; loss or malfunction of utilities, transportation, computer (hardware or software) or communications service; accident; labor dispute; act of civil or military authority; governmental action or inability to obtain labor, material, equipment or transportation.

     Section 4.09 Termination. (a) This Agreement shall remain effective for a period of two years from the date of this Agreement and thereafter may be terminated by either party at any time upon not less than thirty (30) days prior written notice delivered to the other party specifying the date of termination; provided however, that Bank shall be entitled to terminate this Agreement immediately upon notice to Customer if (i) Bank for any reason determines that there is or has been a material adverse change in the financial position of Customer which might expose Bank to potential losses if it continued to act hereunder or that any Loan is insecure or that the risk of non-payment or non-performance of any of Customer's obligations hereunder is increased, or (ii) any representation or warranty made by Customer hereunder is incorrect or misleading in any material respect when made or repeated; and provided further, that Bank shall be entitled to terminate this Agreement immediately and without notice upon the occurrence of an Event of Default.

     (b) Upon termination of this Agreement and provided that all Loans, interest thereon and all other amounts due to Bank under this Agreement are paid in full, Bank shall transfer all Securities and cash balances in the Account as follows:

     (i) if not less than five (5) Business Days prior to the termination date Customer shall have given Bank Written Instructions for the delivery of such Securities and cash balances, then in accordance with such Written Instructions; and

     (ii) if no such Written Instructions have been given by Customer, then on the termination date, with respect to FRB Securities, Depository Securities and Non-U.S. Definitive Securities, Bank may establish a custody account and hold such Securities in escrow for the benefit of and at the expense of Customer, and with respect to U.S. Definitive Securities and cash balances, Bank shall deliver such Definitive Securities and cash balances (which may be by certified or official bank check) to Customer at the address provided below.

     (c) Customer will upon demand reimburse Bank for all shipping and insurance costs associated with the foregoing deliveries.

     Section 4.10 Cumulative Rights and No Waiver. Each and every right granted to Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of Bank to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right.

     Section 4.11 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 4.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles thereof.

     Section 4.13 Judicial Proceedings. Customer hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Customer hereby waives trial by jury in any proceeding brought by Customer involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement.

     Section 4.14 Notices. Any notice, demand or other communication hereunder, other than those given pursuant to Article II, shall be delivered in writing and shall be effective upon receipt:

     If to Customer, at

     Ameritrade Clearing, Inc.
     4211 South 102nd Street
     Omaha, Nebraska 68127-1031
     Attn: Todd Golden

     If to Bank, at

     The Bank of New York
     Broker/Dealer Services
     One Wall Street - 5th Floor
     New York, New York 10286

     With a copy to

     The Bank of New York
     Securities Industry Banking Division
     One Wall Street
     New York, New York 10286

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.


                                             AMERITRADE CLEARING, INC.


                                             By: /s/ MICHAEL BRENNAN
                                                --------------------------------
                                             Title: Vice President


                                             THE BANK OF NEW YORK


                                             By: /s/ JOHN VINCI
                                                --------------------------------
                                                     Broker/Dealer Services

                                             Title:  Vice President


                                             By:
                                                --------------------------------
                                                      Securities Industry
                                                        Banking Division

                                             Title: